SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                                 August 22, 2006


                         Money Centers of America, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation of organization)



            000-49723                                  23-2929364
    (Commission File Number)              (IRS Employer Identification Number)




                 700 South Henderson Road, Suite 325
                    King of Prussia, Pennsylvania           19406
               (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code (610) 354-8888

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.        Unregistered Sales of Equity Securities.

         On August 22, 2006, Money Centers of America, Inc. ("MCA") closed on the sale of 4,800,000 shares of its common stock at a price of $0.25 per share in a private placement transaction exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D.

         The aggregate offering price was $1,200,000. vFinance Investments, Inc., the placement agent for the offering, received commissions of $120,000 and a non-accountable expense allowance of $36,000. In addition, vFinance Investments, Inc. and its affiliates received warrants to purchase up to an aggregate of 100,000 shares of MCA common stock at an exercise price of $0.36 per share, exercisable for a period of four years.

         A press release regarding this transaction was issued on August 24, 2006. A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)      Exhibits.

The following exhibit is furnished in accordance with Item 601 of Regulation
S-K:

99.1     Press Release dated August 24, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         MONEY CENTERS OF AMERICA, INC.

                                             By: /s/ Jason P. Walsh
                                                 -------------------------------
                                           Name: Jason P. Walsh
                                          Title: Chief Financial Officer

Date:  August 24, 2006